Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is dated the 16th day of June, 2023 (the “Effective Date”)

AMONG:

METAWORKS PLATFORMS, INC., a company incorporated under the laws of Nevada and having an address at 3250 Oakland Hills Court, Fairfield, California 94534

(the “Purchaser”)

AND:

APEX VR HOLDINGS, INC., a company incorporated under the laws of British Columbia and having an address at 1800 – 1631 Dickinson Avenue, Kelowna, British Columbia V1Y 0B5

(the “Seller”)

WHEREAS:

A.	The Seller currently owns certain Assets (as defined herein) and the Seller wishes to sell to the Purchaser, and the Purchaser wishes to acquire, all of the Assets as described in Schedule A; and

B.	Upon the terms and subject to the conditions set forth in this Agreement, the Seller has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Seller, all of the Seller’s legal and beneficial interest in the Assets, such that, immediately following the Closing, all of the Assets will be owned by the Purchaser free and clear of any Encumbrances (as defined herein).

NOW THEREFORE THIS AGREEMENT WITNESSES, that in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Purchaser and the Seller (each, a “Party” and together, the “Parties”) covenant and agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions. In this Agreement, the following words and phrases will have the following meanings:

(a)	“Assets” has the meaning set out in Section 2.1;

(b)	“Business Day” means any day on which the CSE is open for trading;

(c)	“Closing” has the meaning set out in Section 2.7(a);

(d)	“Closing Date” has the meaning set out in Section 2.7(a);

(e)	“Confidential Information” means any technical or business information disclosed by one Party to the other Party that: (i) if disclosed in writing, is marked “confidential” or “proprietary” at the time of such disclosure; (ii) if disclosed orally, is identified as “confidential” or “proprietary” at the time of such disclosure, and is summarized in a writing sent by the disclosing Party to the receiving Party within thirty (30) days after any such disclosure; or (iii) under the circumstances, a person exercising reasonable business judgment would understand to be confidential or proprietary; provided, however, that Confidential Information will not include information that (i) is now or thereafter becomes generally known or available to the public through no act or omission on the part of the receiving Party; (ii) was known by the receiving Party prior to receiving such information from the disclosing Party and without restriction as to use or disclosure; (iii) is rightfully acquired by the receiving Party from a third Party who has the right to disclose it and who provides it without restriction as to use or disclosure; or (iv) is independently developed by the receiving Party without access to any Confidential Information of the disclosing Party;

(f)	“CSE” means the Canadian Securities Exchange;

(g)	“Encumbrance” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention device, conditional sale or other security arrangement, collateral assignment, claim, charge, adverse claim of title, or right to use, restriction or other encumbrance of any kind in respect of such asset (including any restriction on (i) the transfer or receipt of any income derived from any asset, (ii) the use of any asset, and (iii) the possession, exercise or transfer of any other attribute of ownership of any asset);

(h)	“First Promissory Note” has the meaning set out in Section 2.3(b);

(i)	“Governmental Authority” has the meaning set out in Section 3.2;

(j)	“Governmental Consents” has the meaning set out in Section 3.2;

(k)	“Indemnitees” means any of the following persons: (i) Purchaser, (ii) Purchaser’s respective current and future affiliates, (iii) the respective representatives of the persons referred to in clauses (i) and (ii) above, and the respective successors and assigns of the persons referred to in clauses (i), (ii) and (iii) above;

(l)	“Intellectual Property” means intellectual property, regardless of form, including: (i) works of authorship; (ii) Inventions; (iii) Trademarks; (iv) domain names, uniform resource locators, and other names and locators associated with the Internet; and (v) trade secrets and other information that is not generally known or readily ascertainable through proper means, whether tangible or intangible, or patentable or unpatentable, including algorithms, customer lists, ideas, designs, plans, drawings, formulas, know-how, show-how, methods, processes, programs, prototypes, operating procedures, systems, and techniques, code, scripts, and macros, and related comments, data files and structures, files, macros, object libraries, technical specifications, flowcharts, and logic diagrams, schematics, annotations, and documentation;

(m)	“Intellectual Property Rights” means all rights in, arising out of, or associated with Intellectual Property in any jurisdiction worldwide, whether pending, registered or common law;

(n)	“Inventions” means any invention or discovery, including business methods, compositions of matter, improvements, machines, methods, and processes and new uses for any of the preceding items;

(o)	“Law” means any federal, provincial, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, judgment, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority;

(p)	“Litigation” has the meaning set out in Section 3.4;

(q)	“Purchase Price” has the meaning set out in Section 2.3;

(r)	“Second Promissory Note” has the meaning set out in Section 2.3(c);

(s)	“Securities” has the meaning set out in Section 2.5(a);

(t)	“Seller Source Code” has the meaning set out in Section 3.6(e);

(u)	“Shares” has the meaning set out in Section 2.3(a);

(v)	“Tax” means (i) any federal, provincial, state, local or foreign tax, or other governmental assessment, impost or duty including capital, franchise, excise, estimated, value-added, replacement, stamp, occupation, successor or similar taxes as well as taxes based on income, employment, property, sales or use tax (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, (ii) any liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period, and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of being a transferee of or successor to any person or as a result of any express or implied obligation to assume such Taxes or to indemnify any other person;

(w)	“Trademarks” means any words, names, symbols, devices, designs, and other designations, and combinations of the preceding items, used to identify or distinguish a business, good, group, product, or service or to indicate a form of certification, including without limitation logos, product designs, and product features worldwide, whether pending, registered or common law;

(x)	“Transferred IP” has the meaning set out in Section 2.1(a);

(y)	“Transaction Agreements” means this Agreement and all further documents, agreements and instruments required to be executed or filed by any Party to effect the consummation of the acquisition by the Purchaser of the Assets from the Seller pursuant to the requirements of applicable Laws relating to the acquisition by the Purchaser of the Assets from the Seller, or by any other Governmental Authority having jurisdiction, in order to carry out the terms and objectives of this Agreement;

(z)	“Transaction” means (i) the execution and delivery of the Agreement, and (ii) all of the transactions contemplated by the Agreement and the performance of the Agreement; and

(aa)	“Warranty Period” has the meaning set out in Section 6.1.

1.2	Interpretation. For the purposes of this Agreement, except as otherwise expressly provided herein:

(a)	all references in this Agreement to a designated article, section or schedule is to the designated article, section or schedule of or to this Agreement, unless otherwise specifically stated;

(b)	the words “herein”, “hereof” and “hereunder”, and other words of similar import, refer to this Agreement as a whole and not to any particular article, section or schedule;

(c)	the singular of any term includes the plural and vice versa, and the use of any term is equally applicable to any gender and any Person; and

(d)	the representations, warranties, covenants and agreements contained in this Agreement will not merge at the Closing and will continue in full force and effect from and after the Closing for the applicable period set out in this Agreement.

2.	SALE OF ASSETS

2.1	Sale of Assets. Subject to the terms and conditions hereof, at the Closing, the Seller will cause to be sold, assigned, transferred and delivered to the Purchaser, good, valid and marketable title to the Assets, free and clear of any and all Encumbrances. The Assets will consist of:

(a)	the Intellectual Property Rights relating to or used in connection with the assets described in Schedule A attached hereto (the “Transferred IP”);

(b)	the assets set forth in Schedule A attached hereto;

(c)	all files, documentation, and data with respect to the foregoing and required by the Purchaser to permit full and unrestricted use of the Assets following Closing; and

(d)	all of the goodwill of and associated with any of the foregoing;

(collectively, the “Assets”).

2.2	Excluded Liabilities. At the Closing, the Purchaser will not assume any liabilities and obligations of the Seller related to the Assets. The Seller shall retain (and covenant and agree to satisfy and discharge in full) all liabilities with respect to the Assets.

2.3	Purchase Price. As full and complete consideration for the sale of the Assets to the Purchaser and Seller’s other undertakings in this Agreement, the Purchaser shall:

(a)	issue to the Seller an aggregate of 7,000,000 shares of common stock in the capital of the Purchaser (the “Shares”); and

(b)	issue a convertible promissory note (the “First Promissory Note”) of the Purchaser to the Seller in the principal amount of $700,000, which First Promissory Note shall be in substantially the form set out in Schedule B attached hereto (except that the Company will have no right to prepay the First Promissory Note and it will be convertible at a price of $0.10 per Share); and

(c)	issue a convertible promissory note (the “Second Promissory Note”) of the Purchaser to the Seller in the principal amount of $154,250, which Second Promissory Note shall be in substantially the form set out in Schedule B attached hereto (with a maturity date of December 15, 2023 and, after the date which is 6 months after the date of the issuance of the Second Promissory Note, it will be convertible at a price of $0.10 per Share and the Company will have the right to prepay at any time),

(collectively, the “Purchase Price”).

2.4	Restricted Securities. Each of the Parties acknowledge and agree that the Shares, the First Promissory Note and the Second Promissory Note (collectively, the “Securities”) issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under applicable Laws, and, as a result, may not be sold, transferred or otherwise disposed of, except pursuant to an effective registration statement or prospectus, or pursuant to an exemption from, or in a transaction not subject to, the registration or prospectus requirements of applicable Laws, and in each case only in accordance with all applicable Laws.

2.5	Exemptions. The Seller hereby acknowledges and agrees with the Purchaser as follows:

(a)	the issuance of the Securities to the Seller will be made pursuant to appropriate exemptions (the “Exemptions”) from the registration and prospectus (or equivalent) requirements of Applicable Securities Laws;

(b)	as a consequence of acquiring the Securities pursuant to the Exemptions:

(i)	the Purchaser is relying on exemptions from the requirements to provide the Seller with a prospectus or registration statement under applicable securities Laws and, as a consequence of acquiring securities pursuant to such exemptions, certain protections, rights and remedies provided by applicable securities Laws, including statutory rights of rescission or damages, will not be available to the Seller,

(ii)	the Seller may not receive information that might otherwise be required to be provided to the Seller, and the Purchaser is relieved from certain obligations that would otherwise apply under applicable securities Laws if the Exemptions were not being relied upon by the Purchaser,

(iii)	there is no government or other insurance covering any of the Securities,

(iv)	there are risks associated with the acquisition of the Securities,

(v)	there are restrictions on the Seller’s ability to resell any of the Securities, and it is the responsibility of the Seller to find out what those restrictions are and to comply with them before selling such securities, and

(vi)	no securities commission, stock exchange or similar regulatory authority has reviewed or passed on the merits of an investment in the Securities;

(c)	the Seller is knowledgeable of, or has been independently advised as to, the applicable Laws of that jurisdiction which applies to the sale of the issuance of the Securities and which may impose restrictions on the resale of any of the Securities in that jurisdiction and it is the responsibility of the Seller to become aware of what those trade restrictions are, and to comply with them before selling any of the Securities;

(d)	the Securities may be subject to certain resale restrictions under applicable securities Law, and the Seller agrees to comply with such restrictions and the Seller also acknowledge that the certificates for the Securities may bear an applicable legend or legends respecting restrictions on transfers as required under applicable securities Laws (or legend notation on each applicable Shares issued electronically in a direct registration system), and that the Seller has been advised to consult the Seller’s own legal advisor with respect to applicable resale restrictions and that each is solely responsible for complying with such restrictions; and

(e)	to evidence its eligibility for such exemptions, the Seller agrees to deliver to the Purchaser a fully completed and executed Seller Certificate as set out in Schedule C attached hereto, and agrees that the representations and warranties set out in such Seller Certificate as executed by the Seller will be true and complete as at the Closing.

2.6	Goods and Service Tax (“GST”). The Seller will be solely and exclusively responsible for bearing and paying any GST that may become payable in connection with the sale of the Assets to the Purchaser.

2.7	Closing.

(a)	Subject to satisfaction of the conditions set forth in this Agreement, the closing of the sale of the Assets to the Purchaser (the “Closing”) will take place on June ♦, 2023, or such other date as may be mutually agreed upon by the Parties in writing (the “Closing Date”). Closing may occur by telephone, PDF, e-mail or facsimile, as mutually agreed by the Parties.

(b)	At the Closing, the Seller and will execute and deliver to the Purchaser:

(i)	a counterpart of this Agreement, duly executed by the Seller;

(ii)	a counterpart of the First Promissory Note and the Second Promissory Note, duly executed by the Seller;

(iii)	copies of each consent, waiver, authorization and approval of any Governmental Authority or any other person necessary for the Seller to consummate the transactions contemplated by this Agreement or any of the related Transaction Agreements;

(iv)	all documents and data related to the Assets to permit full and unrestricted use of the Assets by the Purchaser following Closing; and

(v)	such other documents as may be reasonably necessary to assign to the Purchaser good and valid title to the Assets free and clear of any encumbrances or to deliver to the Purchaser possession and control of the Assets.

(c)	At the Closing, the Purchaser will execute and deliver to the Seller this Agreement, the Shares and the First Promissory Note and the Second Promissory Note.

2.8	Termination. This Agreement may be terminated by either the Purchaser or the Seller, if the CSE has objected the Transaction within the five Business Day period of announcing the Purchaser’s entry into this Agreement and the Parties have used their best efforts to satisfy the CSE’s objections.

2.9	Further Assurances. In case at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement or the other Transaction Agreements, each of the Parties shall, at its own expense, execute and deliver such documents and other papers upon request and take such further actions as may be reasonably required to carry out the provisions of this Agreement including to effect fully and perfect the transfer to the Purchaser of any and all of the Assets and to give effect to the Transaction. From and after the Closing Date, the Seller agrees to convey, transfer, and assign to the Purchaser, free and clear of all Encumbrances, any tangible or intangible rights, properties or assets then held by the Seller, the conveyance, transfer or assignment of which would have been necessary for representations and warranties of the Seller herein to be true and correct as of the Closing Date, or the conveyance, transfer or assignment of which was or is required by the covenants of the Seller contained in this Agreement.

2.10	Tax Consequences. No Party makes any representations or warranties to any other Party regarding the Tax treatment of the Transaction, or any of the Tax consequences to the other Party or to the other Party’s stockholders, under this Agreement or any of the other transactions or agreements contemplated hereby. Each Party acknowledges that it is relying solely on its own Tax advisors in connection with this Agreement and the other transactions and agreements contemplated hereby.

3.	REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller makes the following representations to the Purchaser and acknowledges and agrees that the Purchaser is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement:

3.1	Requisite Power and Authority. The Seller has all requisite power and authority to execute, deliver and perform each of the Transaction Agreements to which it is a party and to perform such Seller’s obligations under the Transaction Agreements. Upon execution and delivery, the Transaction Agreements will be valid and binding obligations of the Seller, enforceable in accordance with their terms, except: (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

3.2	No Consents or Violations. No consent, permit, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, provincial, local or foreign judicial, legislative, executive or other governmental regulatory authority or instrumentality (“Governmental Authority”) on the part of the Seller (“Governmental Consents”) is required in connection with the execution, delivery or performance of the Transaction Agreements by the Seller and the consummation of the transactions contemplated thereby. All such Governmental Consents are effective as of the Closing Date. Neither the execution nor the delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby or thereby, will: (a) result in the imposition or creation of any Encumbrance upon or with respect to any of the Assets; or (b) conflict with or violate any Law applicable to the Seller.

3.3	Title to and Condition of Assets. The Seller owns, and has good, valid, and marketable title to all of the Assets. All of the Assets will be transferred to the Purchaser at the Closing free and clear of all Encumbrances. Title or license to the Assets is freely transferable from the Seller to the Purchaser free and clear of all Encumbrances without obtaining the consent or approval of any person, and without payment to any third party. The Assets constitute all Intellectual Property Rights necessary to enable the Purchaser to own and operate the Assets and to otherwise enjoy full rights to commercial exploitation of the Assets without: (i) the need for the Purchaser to acquire or license any other asset, property or Intellectual Property Right, and (ii) the breach or violation of any contract or commitment.

3.4	Litigation. There is no Litigation now pending before any court, or any federal, state, provincial or local administrative agency, or other Governmental Authority, or, to the knowledge of the Seller, threatened, against, involving or relating to the Asset. There is no Litigation pending or, to the knowledge of the Seller, threatened, which seeks to prevent consummation of the Transaction or which seeks damages in connection with the Transaction. As used in this Agreement, the term “Litigation” shall mean any litigation, legal action, arbitration, proceeding, material demand, claim, cause of action or investigation heard in law or equity before any Governmental Authority or arbitrator or arbitration panel. The Seller is not party to or subject to the provisions of any order, writ, injunction, judgment, investigation, audit or decree relating to, or potentially affecting the Assets, including any order writ, injunction, judgment or decree that would prevent or materially delay the consummation of the Transaction. There is no Litigation initiated by any Seller currently pending involving any of the Assets or any Litigation that the Seller intends to initiate involving the Assets.

3.5	Taxes. The Seller does not have unpaid Taxes for which the Purchaser would be liable as a transferee of the Assets. There are no Encumbrances for Taxes on the Assets, and no claims are being asserted with respect to any Taxes.

3.6	Intellectual Property.

(a)	The Transferred IP includes all Intellectual Property owned or used by the Seller in connection with the Assets. The Seller owns or has unrestricted license free and clear of all Encumbrances and has good and valid title or right to all of the Transferred IP. The Seller has full, free and unrestricted right to transfer title in and to the Transferred IP without restriction, and, at the Closing, such Transferred IP will be transferred by the Seller to the Purchaser free and clear of all Encumbrances. The Transferred IP will provide the Purchaser with all Intellectual Property Rights necessary to operate the Assets as contemplated by the Purchaser. The execution, delivery and performance of this Agreement will not, in accordance with its terms, cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Transferred IP right, or impair the right of the Purchaser to use, possess, sell or license the Transferred IP or any portion thereof.

(b)	Schedule A contains a complete and accurate list of all contracts, agreements or arrangements in effect as of the date hereof: (i) pursuant to which a third party has licensed to the Seller, any Intellectual Property Rights or Intellectual Property that is material to the operation of the Assets; (ii) pursuant to which the Seller has received an express license, covenant, release, immunity, assignment, or other right to any of the patents owned by a third party which license is material to the operation of the Assets; or (iii) pursuant to which the Seller has granted a third party any license, covenant, release, immunity, assignment, or other right with respect to any Intellectual Property Rights related to Assets.

(c)	The Seller is not aware of any claim that the Transferred IP or the Assets infringes, misappropriates, or otherwise violates, any Intellectual Property Rights of any person, or that the use thereof constitutes unfair competition or unfair trade practices under the laws of any jurisdiction. The Seller has not received any written claim or notice of infringement or potential infringement of the Intellectual Property Rights of any other person by the Transferred IP or the Assets or that contests the validity, ownership or right of the Seller to exercise or exploit any Transferred IP or the Assets (as applicable).

(d)	No current or former employee, consultant or independent contractor of the Seller has any right, license, claim or interest whatsoever in or with respect to any of the Transferred IP or the Assets. No consultants, employees or independent contractors independently or jointly contributed to the conception, reduction to practice, creation or development of any of the Transferred IP or the Assets, and, in any event, no such third party has any rights or licenses with respect thereto.

(e)	The Seller has not disclosed, delivered or licensed to any Person, agreed to disclose, deliver or license to any person, or permitted the disclosure or delivery to any escrow agent or other person of, any source code included in the Transferred IP (the “Seller Source Code”).

(f)	The Seller owns as original work or has the unrestricted right to use, sell, license and dispose of, and, without limitation, otherwise exploit all the Assets without payment of any kind to any third party. The Seller has not done nor failed to do any act or thing that may materially prejudice the validity or enforceability of the Seller’s rights in the Transferred IP.

(g)	Schedule A contains a correct, current and complete list of all the Assets. All required filings and fees related to the Assets have been timely submitted to and paid to the relevant Governmental Authority and authorized registrars, and all Assets are in good standing. The Seller has provided, or will provide on the Closing Date, the Purchaser with true and complete copies of all file histories, documents, certificates, correspondence, assignments, and other instruments relating to the Assets.

(h)	The Seller has not permitted or licensed any other person to use any of the Assets nor is there any outstanding option to license or right to use with respect to the Assets. The Seller has not agreed to indemnify any person against any charge of infringement or other violation with respect to Assets.

(i)	The Seller is not subject to any outstanding or prospective order (including any motion or petition therefor) that does or would restrict or impair the use of the Assets.

(j)	The Seller is not required to, and after the Closing the Purchaser will not be required to, pay any royalty or other fees to any other person in respect of the Assets. Other than due attribution under the licenses, the Seller is not obligated to provide any consideration (whether financial or otherwise) to any other person nor is any other person otherwise entitled to any consideration, with respect to any exercise of rights by the Seller or the Purchaser in the Assets.

3.7	Brokers. The Seller has not agreed or become obligated to pay, or has taken any action that might result in any person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with the Transaction.

3.8	Full Disclosure. None of the representations or warranties made by the Seller in this Agreement or in any of the other Transaction Agreements, when all such documents are read together, contains any untrue statement of a material fact; or omits to state any material fact necessary to make any of the representations, warranties or other statements or information contained therein, in light of the circumstances under which they were made, not misleading. There is no material fact within the knowledge of the Seller (other than of general economic or industry conditions) that: (i) may have a material adverse effect on the Assets or on the ability of the Seller to comply with or perform any covenant or obligation under any of the Transaction Agreements, or (ii) may have the effect of making the Transaction illegal.

4.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser makes the following representations to the Seller and acknowledges and agrees that the Seller is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement:

4.1	Due Organization; No Subsidiaries; Approvals. The Purchaser is a corporation duly formed, validly existing and in good standing under the laws of Nevada. As of the Closing Date, the Transaction has been duly approved by the board of directors of the Purchaser.

4.2	Authority; Binding Nature of Agreements. The Purchaser has the absolute and unrestricted right, power and authority to enter into and perform its obligations under each of the Transaction Agreements to which it is or may become a party; and the execution, delivery and performance of each of the Transaction Agreements to which it is or may become a party have been duly authorized by all necessary action on the part of the Purchaser and its stockholders, board of directors and officers. This Agreement constitutes the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

4.3	No Consents or Violations. The Purchaser is not required to obtain any consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority or any third party in connection with the transactions contemplated hereby, except for (a) such filings as may be required to comply with federal and provincial securities laws, and (b) such other consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings, which if not obtained or made, would not adversely affect the ability of the Purchaser to consummate the transactions contemplated hereby or under any of the Transaction Agreements to which it is a party. Neither the execution and delivery of any of the Transaction Agreements, nor the consummation transactions contemplated thereby by the Purchaser, will directly or indirectly (with or without notice or lapse of time) result in any breach of or constitute a default under the Certificate of Incorporation or Articles of the Purchaser or conflict with or violate any Law applicable to the Purchaser.

4.4	Brokers. The Purchaser has not become obligated to pay, and has not taken any action that might result in any person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with the Transaction.

5.	CONDITIONS PRECEDENT TO THE PURCHASER’S OBLIGATION TO CLOSE

The Purchaser’s obligation to purchase the Assets and to take the other actions required to be taken by the Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part, in writing):

5.1	Accuracy of Representations. All of the representations and warranties made by the Seller in this Agreement being accurate in all material respects.

5.2	Performance of Obligations.

(a)	Each of the documents referred to in Section 2.6 to be delivered to the Purchaser will have been delivered to the Purchaser.

(b)	All of the covenants and obligations that the Seller is required to comply with or to perform at or prior to the Closing will have been duly complied with and performed in all material respects.

5.3	Additional Documents. The Purchaser will have received the following documents:

(a)	Evidence that the Seller has received all necessary board approvals required to consummate the Transaction.

(b)	Such documents as the Purchaser may request in good faith for the purpose of (i) evidencing the accuracy of any representations or warranties made by the Seller, (ii) evidencing the compliance by the Seller with, or the performance by the Seller of, any covenant or obligation set forth in this Agreement, (iii) evidencing the satisfaction of any condition set forth in this Section 5, or (iv) otherwise required for the consummation or performance of the Transaction.

5.4	No Proceedings. There will not have been commenced or threatened against the Purchaser, the Seller, or against any person affiliated with any of the forgoing, any proceeding (a) involving any challenge to, or seeking damages losses or other relief in connection with, the Transaction, or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with the Transaction.

6.	INDEMNIFICATION

6.1	Survival of Representations and Covenants. To the extent that they have not been fully performed at or prior to the Closing, the covenants, representations and warranties contained in this Agreement and the other Transaction Agreements will survive the Closing for a period of one (1) year (the “Warranty Period”).

7.	CERTAIN POST-CLOSING COVENANTS

7.1	Further Actions. From and after the Closing Date, the Seller will cooperate with the Purchaser and the Purchaser’s representatives, and will execute and deliver such documents and take such other actions as the Purchaser may reasonably request, for the purpose of evidencing the Transaction, transferring the Assets and putting the Purchaser in possession and control of all of the Assets.

7.2	Naming. At all times from and after the Closing, the Seller will not use any trade names and trademarks, or any other Assets being transferred to the Purchaser hereunder unless otherwise agreed to by the Purchaser in writing.

7.3	Confidentiality. Each of the Purchaser and the Seller recognize that the Parties to this Agreement have received and will receive Confidential Information concerning the other during the course of the Transaction negotiations and preparations. Accordingly, the Parties hereby agree: (i) to maintain the other Party’s Confidential Information in strict confidence; (ii) not to disclose such Confidential Information to any third parties; and (iii) not to use any such Confidential Information for any purpose except to consummate the Transaction. The provisions of this Section 7.3 will not restrict a Party from disclosing the other Party’s Confidential Information to the extent required by any law or regulation; provided that the Party required to make such a disclosure uses reasonable efforts to give the other Party reasonable advance notice of such required disclosure in order to enable the other Party to prevent or limit such disclosure.

8.	MISCELLANEOUS PROVISIONS

8.1	Further Assurances. Each Party will, at its own cost, do or cause to be done all acts and things, execute and deliver, or cause to be executed and delivered, all agreements and documents, and provide any assurances, undertakings and information, as may be reasonably requested from time to time by the other Party in order to give effect to this Agreement and the transactions contemplated herein or as may be required from time to time by any applicable regulatory authorities.

8.2	Fees and Expenses. Each Party will bear and pay all fees, costs and expenses (including all legal fees and expenses) that have been incurred or that are in the future incurred by, on behalf of or for the benefit of such Party in connection with the consummation and performance of the Transaction.

8.3	Currency. All monetary references in this Agreement refer to the lawful currency of the United States of America.

8.4	Independent Legal Advice.

(a)	The Parties acknowledge that this Agreement is the product of arm’s length negotiation among the Parties, each having obtained its own independent legal advice, and that this Agreement will be construed neither strictly for nor strictly against any Party, irrespective of which Party was responsible for drafting this Agreement.

(b)	Each of the Parties acknowledge and agree that Clark Wilson LLP (“Clark Wilson”) has acted as legal counsel to the Purchaser only, not to any other Party, and that Clark Wilson has not been engaged to protect the rights and interests of any of the Seller. The Seller acknowledges and agrees that Clark Wilson has given them adequate opportunity to seek, and have recommended that they seek and obtain, independent legal and taxation advice with respect to the subject matter of this Agreement and for the purpose of ensuring their rights and interests are protected. The Seller represents and warrants to the Purchaser and Clark Wilson that it/he has sought independent legal and taxation advice or consciously chosen not to do so with full knowledge of the risks associated with not obtaining such independent legal and taxation advice.

8.5	Governing Law; Venue. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of Nevada.

8.6	Dispute Resolution. Any and all disputes arising out of, in connection with, or in relation to this Agreement or the making of validity thereof or its interpretation or any breach thereof shall be determined and settled by arbitration in the State of Nevada by a sole arbitrator pursuant to the rules and regulations then obtaining of the American Arbitration Association (the “AAA”) and any award rendered therein shall be final conclusive upon the Parties, and a judgement thereon may be entered in the highest court of the forum, state or federal, having jurisdiction. The service of any notice, process, motion of other document in connection with an arbitration award under this Agreement or for the enforcement of an arbitration award hereunder may be effectuated by either personal service or by certified or registered mail to the respective addresses provided herein. The arbitration provisions in this Section 8.6 supersede any and all other references throughout this Agreement regarding dispute resolution. Any court filing by either Party against the other Party, prior to filing a motion for dispute resolution with the AAA, will be considered a material breach of this Agreement by that Party and the Party that filed the court motion will become reasonable for the defending Party’s legal fees and all other costs related to any court filing prior to an AAA filing.

8.7	Notices. Any notice required or permitted to be given under this Agreement will be in writing and may be given by delivering, sending by email or other means of electronic communication capable of producing a printed copy, or sending by prepaid registered mail, the notice to the following address or number:

If to the Purchaser:

MetaWorks Platforms, Inc.

3250 Oakland Hills Court

Fairfield, California 94534

Attention: Jimmy Geiskopf

Email: jimmy.geiskopf@metaworksplatforms.io

With a copy to (which will not constitute notice):

Clark Wilson LLP

900 – 885 West Georgia Street

Vancouver, British Columbia, V6C 3H1

Attention: Virgil Hlus

Email: VHlus@cwilson.com

If to the Target and the Seller

APEX VR Holdings, Inc.

1800 – 1631 Dickinson Avenue

Kelowna, British Columbia V1Y 0B5

Attention: Stuart Gray

Email: stuart@utopiavr.com

(or to such other address or email as any Party may specify by notice in writing to the others).

Any notice delivered or sent by email or other means of electronic communication capable of producing a printed copy by 4:00 p.m. local time on a Business Day will be deemed conclusively to have been effectively given on the day the notice was delivered, or if such day is not a Business Day, on the next following Business Day.

Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third Business Day after posting; but if at the time of posting or between the time of posting and the third Business Day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

8.8	Time of the Essence. Time is of the essence of this Agreement.

8.9	Successors and Assigns; Parties in Interest. The Purchaser may assign its rights under this Agreement in whole or in part to any other person; provided, however, that any such assignment shall not relieve the Purchaser from any of its obligations hereunder. The Seller may not assign its rights under this Agreement. This Agreement will be binding upon the Seller and its successors and the Purchaser and its successors and permitted assigns (if any). This Agreement will inure to the benefit of the Seller, the Purchaser and the respective successors and permitted assigns (if any) of the Purchaser. None of the provisions of this Agreement is intended to provide any rights or remedies to any person other than the Parties to this Agreement and their respective successors and assigns (if any). Without limiting the generality of the foregoing, no creditors of the Seller will have any rights under this Agreement or any of the other Transaction Agreements.

8.10	Remedies Cumulative; Specific Performance. The rights and remedies of the Parties to this Agreement will be cumulative (and not alternative). The Parties agree that: (a) in the event of any breach or threatened breach by the other Party of any covenant, obligation or other provision set forth in this Agreement, the non-breaching Party will be entitled (in addition to any other remedy that may be available to it) to (i) a decree or order of specific performance to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such breach or threatened breach; and (b) the non-breaching Party will not be required to provide any bond or other security in connection with any such decree, order or injunction or in connection with any related action or proceeding.

8.11	Waiver. No failure on the part of any person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any person in exercising any power, right, privilege or remedy under this Agreement, will operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy will preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No person will be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such person; and any such waiver will not be applicable or have any effect except in the specific instance in which it is given.

8.12	Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and the Seller.

8.13	Severability. In the event that any provision of this Agreement, or the application of any such provision to any person or set of circumstances, will be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, will not be impaired or otherwise affected and will continue to be valid and enforceable to the fullest extent permitted by law.

8.14	Entire Agreement. This Agreement, together with the Transaction Agreements, set forth the entire understanding of the Parties relating to the subject matter hereof and thereof and supersedes all prior agreements and understandings between any of the Parties relating to the subject matter of the Transaction Agreements.

8.15	Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original, and all of which will together constitute one and the same instrument, and delivery of an executed copy of this Agreement by email transmission, by electronic delivery in portable document format (“.pdf”), by DocuSign, or by other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the execution date. The Parties acknowledge and agree that in any proceedings between them respecting or in any way relating to this Agreement, each waives the right to raise any defence based on the execution hereof in counterparts or the delivery of such executed counterparts by electronic means.

[Signature page follows]

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the day and year first above written.

METAWORKS PLATFORMS, INC.

Per:
Authorized Signatory
Print Name:

APEX VR HOLDINGS, INC.

Per:
Authorized Signatory
Print Name:

Schedule A

ASSETS

The Assets described herein are mainly derived from codebases housed in Utopia’s GitHub repository. This code is mostly self-describing, and there is a repository of additional historical significance in the task/issue tracking system in the Jira/Confluence account.

The Assets include systems and applications where some are deployed and running in their current ‘live’ state, and also includes systems that are not currently running and considered live but have achieved significant completion or are complete but not part of the current business model, and therefore are in an offline/parked state.

The deployed assets are running on Amazon AWS cloud infrastructure:

Utopia WorldServer Cloud Deploy 2.0 - Custom fork of Mozilla Hubs

○	Keycloak(1)(2) SSO authentication with Hubs

●	Multi-tenant SaaS data model
●	Role-based room access and tooling privileges

○	Operational Efficiencies

●	Custom CF templates - streamlined deployment, ssl management,
●	EC2 scaling - horizontal scaling plans - reduced bootup to seconds
●	Kubernetes - @ significant completion

○	Supervisor API - WorldServer control API
○	Custom client - tons of features, FUX, moderation

●	ReadyPlayerMe integration (torsos) - Full Body @ significant completion
●	Media management - youtube dl, Vimeo improved importing
●	Ghost/Streamer mode - ~250 audience, mid-scale events

○	Supervisor Analytics package
○	Custom Hubs Dashboard
○	Chat GPT Assistant (ready to go)
○	Agora - - reseller agreement, large capacity events - 10,000+ users

UtopiaVR Workspace Console - Self-service user portal for subscribing to SaaS and managing organizational access

○	Stripe API - Workspace Console product catalog and payment gateway
○	3D Assetts - Gen 3 VR Room Library (12 Rooms)

Utopiavr.com - Drupal website

UtopiaVR knowledge base - Customer facing help / support

(1) Mozilla Public License (MPL) version 2.0

(2) Apache License version 2.0

3D Assets - Gen 1 and Gen 2 Library - of rooms (~130 Rooms) The following undeployed assets are complete or significantly complete, but not currently deployed and running Utopia System Version 1 - (May 2020 - April 2022)

Utopia WorldServer Cloud Deploy 1.0 - Custom fork of Mozilla Hubs

○	Hubs standard (anonymous) access

UtopiaVR.com - Wordpress user management

○	Laravel service layer (HUBS API endpoints)
○	Woocommerce plugin - integration
○	2 tier affiliate plugin - Easy Affiliate(integrates with woocommerce, commission splits)

UtopiaVR APP for iphone - built in swift

UtopiaVR APP for Android - built in React Native but never released

Ready Player Me - Full Body avatars (server complexity hurdle, client challenges) @80% complete

InvestorVerse + DirectSales Portals

○	InvestorVerse.com - the island asset Utopia White Label Admin (August 2022 - Dec 2022)

Spawnpoint CMS (Hubs Admin) console - full dashboard for managing a white label customers - V0.9 @80% completion

Other Assets:

There is a provisional patent with the details set out as follows:

●	Patent Application: no. 63060091 (provisional application);
●	Priority Date: 08/02/2020;
●	Title of Invention: Haptic force feedback system using compressed air thrusters for Virtual Reality;
●	Assignors: Charles Carleton; Martin Carleton; and
●	Assignee: Apex VR Holdings Inc.

Registered URLs (Mostly housed in AWS R53 registrar)

●	utopiavr.ca
●	directsalesvr.com
●	investorversevr.com
●	myplaces-internal.com
●	networkmarketingvr.com
●	utopia-internal.com
●	utopiavr-internal.com
●	work.utopiavr-internal.com
●	utopiavr.com
●	go.utopiavr.com
●	work.utopiavr.com
●	uvr-internal.com
●	workfromhomeinvr.com
●	myplaces.io
●	utopiavr.io
●	staging.utopiavr.io
●	myplaces.link
●	utopiav.link
●	utopiavr.link
●	Work.utopiavr.link
●	Utopiavr2.link
●	directsales.world

Schedule B

FORM OF PROMISSORY NOTE

[See attached.]

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). NONE OF THE SECURITIES REPRESENTED HEREBY, NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE, HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OR ANY U.S. STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE U.S. SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE AND FOREIGN SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.

CONVERTIBLE PROMISSORY NOTE

USD$♦	June ♦, 2023 (the “Issue Date”)

For value received, MetaWorks Platforms, Inc., a Nevada corporation (the “Company”), promises to pay to the order of Apex VR Holdings, Inc. (the “Holder”), 1800 – 1631 Dickinson Avenue, Kelowna, British Columbia V1Y 0B5, the principal amount of $♦[insert amount after factoring in currency exchange] (the “Principal Amount’’) in lawful currency of the United States, without interest, representing the amount payable by the Company to the Holder. This convertible promissory note (“Note”) is subject to the following terms and conditions:

1.	Term. Subject to the terms and conditions contained herein, the Principal Amount shall be due and payable on ♦, 2024 (the “Maturity Date”).

2.	Conversion. At any time after the date that is six (6) months after the Issue Date, the Holder may elect to convert the Principal Amount, into shares of common stock in the capital of the Company (each, a “Conversion Share”) at a price of USD$0.10 per Conversion Share, subject to adjustment as provided for herein (the “Conversion Price”) by delivery of a notice of conversion in the form attached as Schedule A hereto (the “Conversion Notice”) and surrender of this Note to the Company. The number of Conversion Shares issuable on conversion of the Principal Amount to be converted shall be determined by the quotient obtained by dividing (x) by (y) where (x) is the Principal Amount to be converted and (y) is the Conversion Price. Upon any conversion hereunder, the Company shall not be required to issue any fraction of a Conversion Share, and the number of Conversion Share shall be rounded down to the nearest whole number. Following delivery of such Conversion Notice and surrender of this Note, the Holder or its nominee or assignee shall be entitled to be entered in the share register of the Company as the holder of the number of Conversion Shares into which this Note is convertible in accordance with the terms hereof, and as soon as practicable thereafter and in any event no later than fifteen (15) business days after receipt by the Company of the Conversion Notice, the Company shall deliver or cause to be delivered to the Holder a share certificate or direct registration statement representing such Conversion Shares. The Holder acknowledges and agrees that any Conversion Shares issued on conversion of this Note may be subject to one or more restrictive legends. Notwithstanding anything to the contrary contained in this Note, this Note shall not be convertible by the Holder, and the Company shall not effect any conversion of this Note or otherwise issue any Conversion Shares pursuant hereto, to the extent (but only to the extent) that, after giving effect to such conversion, the Holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the issued and outstanding shares of common stock of the Company (each, a “Share”) after such conversion. To the extent the above limitation applies, the determination of whether this Note shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be convertible, exercisable or exchangeable (as among all such securities owned by the Holder and its affiliates) shall, subject to the Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to convert this Note or to issue Conversion Shares pursuant to this Section 2 shall have any effect on the applicability of the provisions of this Section 2 with respect to any subsequent determination of convertibility. For purposes of this Section 2, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and regulations promulgated thereunder. The provisions of this Section 2 shall only be implemented in a manner otherwise than in strict conformity with the terms of this Section 2 to correct this Section 2 (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to the Maximum Percentage limitation. The limitations contained in this Section 2 shall apply to a successor holder of this Note. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one business day confirm orally and in writing to the Holder the number of Shares then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Shares, including, without limitation, pursuant to this Note. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that: (a) any such increase will not be effective until the 61st day after such notice is delivered to the Company, and (b) any such increase or decrease will apply only to the Holder sending such notice.

3.	Adjustment. For the purposes of this Note, the Conversion Price will be adjusted proportionally for any subsequent stock dividend or split, stock combination or other similar recapitalization, reclassification or reorganization of or affecting the shares of common stock of the Company. In the event of any acquisition or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), then the Holder will have the right to convert the Principal Amount into shares of common stock of the Company at the Conversion Price immediately prior to such acquisition, merger, sale or conveyance. The provisions of this Section 3 will similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances, provided that, notwithstanding any other provision hereof, no adjustment of the Conversion Price will be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price then in effect.

4.	Prepayment. The Company may, at any time prior to the Maturity Date, upon five (5) calendar days’ prior written notice to the Holder (a “Prepayment Notice”), prepay any portion of the Principal Amount. The Prepayment Notice shall set forth the date on which prepayment is to occur, such date being no earlier than ten calendar days after the date of the Prepayment Notice and no later than the Maturity Date (in any case, the “Prepayment Date”), and shall set forth that portion of the Principal Amount to be prepaid (the “Prepayment Amount”). The Prepayment Amount (less any tax required to be withheld by the Company) shall be paid to the Holder by the Company by cheque, wire transfer or such other method as may be mutually agreed to by the parties from time to time. The mailing of such cheque, or payment by other means, by the Company on or before the Prepayment Date shall be deemed to be payment on the Prepayment Date unless the cheque is not paid upon presentation, or payment by such other means as may be mutually agreed to by the Parties is not received prior to the Prepayment Date. If only a part of the Principal Amount is to be prepaid, a new certificate for the balance of the Principal Amount shall be issued at the expense of the Company and delivered to the Holder, together with the cheque representing the Prepayment as provided for in this Section 4. At any time after a Prepayment Notice is given, the Company shall have the right to deliver to the Holder, or to such other Person as may be directed by the Holder, the Prepayment Amount. Upon the delivery of the Prepayment Amount to the Holder being made, or upon the Prepayment Date, whichever is later, the Note shall be, and be deemed to be, paid and the rights of the Holder shall be limited to receiving, without interest, the amount so deposited. Any interest allowed on such deposit shall accrue to the Company.

5.	Assignment. Subject to compliance with all applicable laws, this Note may be assigned by the Holder with the prior written consent of the Company.

6.	Severability. If any provision of this Note, for any reason and to any extent, is determined to be invalid or unenforceable, then neither the remainder of the document in which such provision is contained, nor the application of the provision to other persons, entities or circumstances, nor any other document referred to in this Note, shall be affected by such invalidity or unenforceability, and there shall be deemed substituted for the invalid or unenforceable provision the most similar provision which would be valid and enforceable under applicable law.

7.	Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing, addressed to the Company, and delivered personally or by email or overnight courier service to: 3250 Oakland Hills Court, Fairfield, California 94534; Email: scott@metaworksplatforms.io, Attn: Scott Gallagher, or such other email address or physical address as the Company may notify the Holder of from time to time in accordance with Section 7. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing, addressed to the Holder, and delivered personally or by email or overnight courier service to the address of the Holder appearing on the first page of this Note, or such other address as the Holder may notify the Company of from time to time in accordance with Section 7. Any notice or other communication or delivery hereunder shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered by facsimile or email transmission prior to 5:30 p.m. (Pacific Time) on a Business Day, (b) the second Business Day following the date of mailing, if sent by overnight courier service, or (c) upon actual receipt by the Party to whom such notice is required to be given.

8.	Replacement of Note if Lost or Destroyed. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the balance outstanding at such time with respect to the Principal Amount, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

9.	Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of Nevada.

[Remainder of page is left intentionally blank.]

An executed copy of this Note may be delivered by electronic facsimile transmission or other means of electronic communication capable of producing a signed printed copy of this Note. Any such execution and delivery will be deemed to have occurred as of the date set forth above by the party so delivering such a copy.

METAWORKS PLATFORMS, INC.

Per:
Authorized Signatory

The digital signature above shall be deemed to constitute an original signature to this Note Certificate.

THIS NOTE CERTIFICATE MAY BE DELIVERED BY FACSIMILE, BY E-MAIL IN PDF, OR OTHER LEGALLY PERMISSIBLE ELECTRONIC SIGNATURE, WHICH WILL BE DEEMED TO BE AN ORIGINAL.

Schedule C

CERTIFICATE OF SELLER

In connection with the issuance of shares of common stock (the “Shares”) and promissory notes (the “Note”) of MetaWorks Platforms, Inc., a Nevada corporation (the “Company”), to the undersigned, the undersigned hereby agrees, acknowledges, represents and warrants that:

1.	the undersigned is not a “U.S. Person” as such term is defined by Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (“U.S. Securities Act”) (the definition of which includes, but is not limited to, an individual resident in the U.S. and an estate or trust of which any executor or administrator or trust, respectively is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the U.S.);

2.	neither the Shares, the Note nor any of the Shares underlying the Note (collectively, the “Securities”) have been or will be registered under the U.S. Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act and in compliance with any applicable state and foreign securities laws;

3.	the undersigned understands and agrees that offers and sales of any of the Securities prior to the expiration of a period of six months after the date of original issuance of the Securities (the six month period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the U.S. Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the U.S. Securities Act or an exemption therefrom and in each case only in accordance with applicable state and foreign securities laws;

4.	the undersigned understands and agrees not to engage in any hedging transactions involving any of the Securities unless such transactions are in compliance with the provisions of the U.S. Securities Act and in each case only in accordance with applicable state and provincial securities laws;

5.	the undersigned is acquiring the Securities for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons;

6.	the undersigned has not acquired the Securities as a result of, and will not itself engage in, any directed selling efforts (as defined in Regulation S under the U.S. Securities Act) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the undersigned may sell or otherwise dispose of the Securities pursuant to registration thereof under the U.S. Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements;

7.	the statutory and regulatory basis for the exemption claimed for the sale of the Securities, although in technical compliance with Regulation S, would not be available if the offering is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act or any applicable state and provincial securities laws;

8.	the Company has not undertaken, and will have no obligation, to register any of the Securities under the U.S. Securities Act;

9.	the Company is entitled to rely on the acknowledgements, agreements, representations and warranties and the statements and answers of the undersigned contained in the Agreement and this Certificate, and the undersigned will hold harmless the Company from any loss or damage either one may suffer as a result of any such acknowledgements, agreements, representations and/or warranties made by the undersigned not being true and correct;

10.	the undersigned has been advised to consult its own respective legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and, with respect to applicable resale restrictions, is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions;

11.	the undersigned and the undersigned’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the acquisition of the Securities, and to obtain additional information, to the extent possessed or obtainable by the Company without unreasonable effort or expense;

12.	the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the undersigned during reasonable business hours at its principal place of business and that all documents, records and books in connection with the acquisition of the Securities have been made available for inspection by the undersigned, the undersigned’s attorney and/or advisor(s);

13.	the undersigned (i) is able to fend for itself in connection with the acquisition of the Securities; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Securities; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

14.	the undersigned is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

15.	no Person has made to the undersigned any written or oral representations:

(a)	that any Person will resell or repurchase any of the Securities;

(b)	that any Person will refund the purchase price of any of the Securities;

(c)	as to the future price or value of any of the Securities; or

(d)	that any of the Securities will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Securities on any stock exchange or automated dealer quotation system;

16.	the undersigned is outside the United States when receiving and executing this Certificate and is acquiring the Securities as principal for their own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part and no other Person has a direct or indirect beneficial interest in the Securities;

17.	neither the U.S. Securities and Exchange Commission nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

18.	the Securities are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a Person in the United States;

19.	the undersigned acknowledges and agrees that the Company shall refuse to register any transfer of Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act; and

20.	the undersigned understands and agrees that the Securities will bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

APEX VR HOLDINGS, INC.

Per:
Authorized Signatory
Print Name: